UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2014

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

890 Santa Cruz
Menlo Park, CA 94025
 (Address of principal executive offices)

(650) 241-9330
 (Registrant's telephone number)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers:  Compensatory Arrangements of Certain Officers.

Appointment of Director

On July 18, 2014, the Board of Directors (the “Board”) of AntriaBio, Inc. (the “Company”) increased its size from three directors to seven directors and appointed Barry Sherman, M.D. to the Board.   Dr. Sherman brings more than 30 years of experience in the biopharmaceutical industry to AntriaBio’s Board of Directors. Notably, Dr. Sherman was the first Chief Medical Officer of Genentech in the mid 1990s following his role directing Genentech’s clinical research and medical affairs teams in the late 1980s. Dr. Sherman has also served as President and CEO of StemPar Sciences, President and CEO of Anergen Inc., a founder of Pain Therapeutics, and the Executive Vice President and Co-Founder of BiPar Sciences.

The Company has not entered into any agreement, arrangement or understanding with Dr. Sherman regarding his appointment to the Company’s Board. Dr. Sherman will be granted stock options to purchase up to 75,000 shares of common stock under the Company’s 2014 Stock and Inventive Plan (the “Plan”).  The options will vest monthly over four years.

Appointment of Chief Accounting Officer

On July 18, 2014, Morgan Fields was formally elected as the Chief Accounting Officer by the Board.  Ms. Fields, age 34, has served as the Company’s Controller since October 2012.   Prior to joining AntriaBio Inc. Ms. Fields was an Assurance Director with McGladrey LLP and had been with McGladrey LLP since 2003.   Ms. Fields is a Certified Public Accountant.   Ms. Fields received her Bachelor’s degree in accounting as well as her Masters in Accounting fromthe University of Northern Iowa.

As a result of Ms. Fields’ promotion, her base salary was increased to $130,000 annually.  In addition, she received a stock option for the option to purchase up 30,000 shares of common stock under the Plan.  The options will vest monthly over four years, assuming continued employment.

There are no arrangements or understandings between Ms. Fields and any other person pursuant to which he was selected to serve in the roles described above. Ms. Fields does not have any familial relationship with any director or executive officer of the Company, and there are no transactions in which Ms. Fields has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Resignation of Director

On July 21, 2014, Steve R. Howe resigned from his position as a member of the Board. Mr. Howe’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices. The Company would like to thank Mr. Howe for his dedicated service.

Item 7.01. Regulation FD Disclosure.

On July 23, 2014, the Company issued the press release attached hereto as Exhibit 99.1 announcing the appointment of Dr. Sherman to the Board.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION
99.1	Press Release, dated July 23, 2014*

* The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: July 23, 2014	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release, dated July 23, 2014*

* The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.